Exhibit 10.58
THERMO FISHER SCIENTIFIC INC.
NONSTATUTORY STOCK OPTION AGREEMENT
This Nonstatutory Stock Option Agreement (this “Agreement”) is made as of the Grant Date set forth below between Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), and the Participant named below.
Notice of Grant

Name of participant (the “Participant”):	Marc N. Casper
Grant date (“Grant Date”):
Number of shares of the Company’s Common Stock subject to this Option (“Shares”):
Option exercise price per Share:
Final exercise date (“Final Exercise Date”):
Vesting Schedule:

Vesting date (“Vesting Date”):	Number of Options that vest:
February 28, 2026
February 28, 2027
February 28, 2028
February 28, 2029
Except as otherwise provided in this Agreement, all vesting is dependent on the Participant remaining an Eligible Participant (as defined in Exhibit A) through the applicable Vesting Date.

This Agreement includes this Notice of Grant and the following Exhibit, which is expressly incorporated by reference in its entirety herein:

Exhibit A – General Terms and Conditions

This agreement must be accepted on the final page below.

EXHIBIT A
GENERAL TERMS AND CONDITIONS
1.Grant of Option.
This Agreement (including the Notice of Grant) evidences the grant on the Grant Date set forth in the Notice of Grant, by the Company to the Participant of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2013 Stock Incentive Plan, as from time to time amended (the “Plan”), the number of Shares set forth in the Notice of Grant, of common stock, $1.00 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated pursuant to Section 3(b) through (g) below, this Option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant.
It is intended that the Option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended. Except as otherwise indicated by the context, the term “Participant”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms. Capitalized terms used in this Agreement and not otherwise defined shall have the same meaning as in the Plan.
2.Vesting Schedule.
Except as otherwise provided in paragraphs (c) through (g) of Section 3 below and the Plan, this Option will become exercisable (“vest”) in accordance with the Vesting Schedule set forth in the Notice of Grant, provided that on each such Vesting Date set forth in the Notice of Grant the Participant is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company (or a Subsidiary or Affiliate) (an “Eligible Participant”). Unless otherwise determined by the Committee, the Participant shall continue to be an Eligible Participant upon a change in the employment or service relationship (e.g. a change from employee to a director). The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.
3.Exercise of Option.
(a)Form of Exercise. Each election to exercise this Option shall be in accordance with the instructions provided from time to time by the Company. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.
(b)Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (c)-(g) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation.

(c)Death or Disability. If the Participant’s service with the Company (or a Subsidiary or Affiliate) is terminated by reason of death or “disability” (as defined below) prior to the Final Exercise Date while the Participant is an Eligible Participant, this Option shall vest and become 100% exercisable upon the date of such termination due to death or disability and the right to exercise this Option shall terminate one year following such date (but in no event after the Final Exercise Date). For the purposes of this Agreement, the Participant shall be deemed to be “disabled” at such time as the Participant is receiving disability benefits under the Company’s (or a Subsidiary’s or Affiliate’s) long term disability coverage, as then in effect.
(d)Discharge Without Cause or for Good Reason. If the Participant’s employment or service is terminated by the Company (or a Subsidiary or Affiliate) without “Cause” (as defined in Section 1.2 of the 2009 Restatement of Executive Severance Agreement between the Company and the Participant dated November 21, 2009, as may be amended from time to time (the “Severance Agreement”)) or by the Participant for Good Reason (as defined in Section 1.4 of the Severance Agreement), and such termination does not entitle the Participant to severance benefits under the Executive Change in Control Retention Agreement between the Company and the Participant dated November 21, 2009, as may be amended from time to time (the “CIC Agreement”) prior to the Final Exercise Date, the unvested portion of this Option shall vest as to the 25% tranche of this Option next scheduled to vest under this Agreement (the “Accelerated Option Shares”), and the Accelerated Option Shares shall become exercisable upon the date of such termination of employment or service, and the right to exercise this Option (including the Accelerated Option Shares) shall terminate two years following such date (but in no event after the Final Exercise Date).
(e)Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company (or a Subsidiary or Affiliate) for “Cause” (as defined in Section 1.2 of the Severance Agreement), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for Cause if the Company determines, within thirty (30) days after the Participant’s resignation, that discharge for Cause was warranted.
(f)Retirement. If the Participant “retires” from the Company (or a Subsidiary or Affiliate) prior to the Final Exercise Date then, subject to Section 3(e) above, the right to exercise this Option shall terminate on the Final Exercise Date, and, provided that the retirement date occurs [INSERT], this Option shall vest and become 100% exercisable upon the date of such retirement. For the purposes of this Agreement, the Participant shall be deemed to have “retired” (i) in the event of a non-employee director of the Company, when the Participant ceases to be a director of the Company or (ii) in the event of an employee of the Company (or a Subsidiary or Affiliate), upon the Participant’s resignation from employment with the Company, Subsidiary or Affiliate either (A) after the age of fifty-five (55) and the completion of ten (10) continuous years of service to the Company (or a Subsidiary or Affiliate) comprising at least twenty (20) hours per week or (B) after the age of sixty (60) and the completion of five (5) continuous years of service to the Company (or a Subsidiary or Affiliate) comprising at least twenty (20) hours per week. For purposes of this Agreement and for the sake of clarity, subject to execution of a release of claims in a form acceptable to the Company, the Participant may seek to re-characterize any termination of employment initiated by the Company (or a Subsidiary or

Affiliate), that is not a termination for “Cause” (as defined in Section 1.2 of the Severance Agreement) as a voluntary termination by reason of retirement, in which case the Participant shall not be entitled to receive any severance or other benefits that would have otherwise been provided by the Company (or a Subsidiary or Affiliate) to the Participant pursuant to any agreement between the Company (or a Subsidiary or Affiliate) and the Participant or any Company policy. Any such determination shall be made by the Committee in its sole discretion.
(g)Change in Control Event. If the Participant’s employment or service is terminated by the Company or any Subsidiary or Affiliate without “Cause” (as defined in Section 1.3 of the CIC Agreement) or by the Participant for Good Reason (as defined in Section 1.4 of the CIC Agreement) and such termination entitles the Participant to severance benefits under the CIC Agreement, this Option shall vest and become 100% exercisable upon the date of such termination of employment or service and the right to exercise this Option shall terminate two years following such date (but in no event after the Final Exercise Date).
4.Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of any federal, state, local, or other applicable taxes required to be withheld in respect of this Option in accordance with the instructions provided from time to time by the Company; provided, however, where Shares are being used to satisfy such tax obligations for a Participant who is not subject to Section 16 of the Securities Exchange Act of 1934, the Participant hereby authorizes the Company to hold back from the Shares to be delivered pursuant to this Agreement that number of Shares (which may include fractional shares) calculated to satisfy all such federal, state, local or other applicable taxes required to be withheld in connection with the issuance of such Shares.
5.Meaning and Use of Certain Terms. “Subsidiary” or “Affiliate” has the meaning ascribed to it in the Plan, and shall for the avoidance of doubt include any such entity only so long as the Company maintains a controlling interest in such entity.
6.Nontransferability of Option. This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant. Notwithstanding the foregoing, the Company consents to the gratuitous transfer of this Option by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof; provided that with respect to such proposed transferee the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Option under the Securities Act of 1933, as amended; and provided further that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.
7.Provisions of the Plan. This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

8.No Right To Employment or Other Status. The grant of this Option shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company or its Subsidiaries or Affiliates. The Company and its Subsidiaries and Affiliates expressly reserve the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this Agreement, except as expressly provided herein.
9.Clawback. In accepting this Option, the Participant expressly agrees to be bound by, and subject to, the following clawback policy and any clawback policy that the Company has in effect (as the same may be amended from time to time), or may adopt in the future:
(a)The Option is intended to align the Participant’s long-term interests with those of the Company. Accordingly, unless otherwise expressly provided in the Plan or any other applicable agreement, plan, or policy, and to the extent permitted by applicable law, the Company may terminate any unsettled portion of the Option, whether vested, unvested or unexercised (“Termination”), recapture any Shares acquired pursuant to the Option (“Recapture”), or require the Participant to reimburse the Company for any and all amounts realized from the acquisition or disposition of Shares acquired pursuant to the Option (“Reimbursement”), upon the occurrence of any of the following events (collectively, the “Conditions”):
(i)the Participant has engaged in misuse of the Company’s confidential information and/or conduct in breach of any (A) confidentiality obligation to the Company under any agreement between the Company and the Participant, or any policy or plan of the Company, including but not limited to, the Company’s standard form of Information and Invention Agreement applicable to such Participant, or (B) applicable noncompetition or nonsolicitation obligation to the Company under any applicable agreement between the Company and the Participant, or any policy or plan of the Company, including but not limited to the Company’s standard form of Noncompetition Agreement applicable to such Participant;
(ii)the Participant has been discharged by the Company (or a Subsidiary or Affiliate) for “Cause” (as defined in Section 1.2 of the Severance Agreement); or
(iii)during the Participant’s employment or other service, the Participant (A) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is against the interest of the Company or one of its affiliates; or (B) has engaged in activities that are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty.
For purposes of this Section 9, “Option Benefits” shall mean any and all amounts realized from the acquisition or disposition of Shares acquired pursuant to the Option, including any sales proceeds and/or dividends.

(b)Prior to the issuance of any Shares upon settlement of the Option pursuant to this Agreement, the Participant shall, if requested in writing by the Company, certify on a form acceptable to the Company that the Participant is in compliance with the terms and conditions of this Agreement and with the obligations contained in the Plan, or any other relevant agreement, plan, or contract listed in Section 9(a).
(c)Within ten (10) calendar days after receiving notice from the Company of any such activity described in Section 9(a) of this Agreement, the Participant shall either deliver to the Company the applicable Shares or make a cash payment to the Company equal to the Option Benefits. For purposes of the Company’s exercise of its Recapture and/or Reimbursement rights hereunder, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.
(d)Notwithstanding the foregoing provisions of this Section 9, the Company may, in its sole and absolute discretion, choose to refrain from exercising its rights of Termination, Recapture and/or Reimbursement with respect to any particular act of the Participant or with respect to any other participant in the Plan, and its determination to refrain from exercising such rights shall not in any way reduce or eliminate the Company’s authority to exercise its rights of Termination, Recapture and/or Reimbursement with respect to any other act of the Participant. Nothing in this Section 9 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate the Conditions, other than any obligations that are part of any applicable separate agreement between the Company and the Participant or that arise under applicable law.
(e)Notwithstanding anything to the contrary in the Plan or this Agreement, the Company shall not seek to exercise its rights of Termination, Recapture or Reimbursement relating to any Options that were settled more than twelve (12) months prior to the date of the Participant’s act or omission set forth in Section 9(a); provided that, notwithstanding the foregoing, all Options shall be subject to the Company’s rights of Termination, Recapture and/or Reimbursement to the extent required by applicable law, including but not limited to Section 10D of the Securities Exchange Act of 1934.
10.Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of laws and in the event of a dispute related to or arising out of this Agreement, the parties submit to the exclusive jurisdiction and venue of the Delaware federal and Chancery Courts. Notwithstanding the foregoing, for any Termination, Recapture, and/or Reimbursement that is based, in whole or in part, on the Participant’s breach of a noncompete agreement or nonsolicitation obligation, such disputes shall be governed by and interpreted in accordance with the laws of the State of Massachusetts, and any dispute arising out of the Agreement shall be asserted exclusively in the federal or state courts located in or covering the county in which the Participant resides within the State of Massachusetts, and the Parties hereby submit to the personal jurisdiction and venue of those state and federal courts.

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As a condition to the grant of this Award, the Participant by signing below acknowledges receipt and affirmatively agrees to the Agreement, including without limitation the provisions of the above General Terms and Conditions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THERMO FISHER SCIENTIFIC INC.
By:
Name:
Title:

Marc N. Casper